SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive Information Statement.

SUNAMERICA SPECIALTY SERIES

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUNAMERICA SPECIALTY SERIES

SunAmerica Small-Cap Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

(800) 858-8850

October 6, 2014

Dear Shareholder:

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the SunAmerica Small-Cap Fund (the “Fund”), a series of SunAmerica Specialty Series (the “Trust”). The purpose of this Information Statement is to inform you that on June 3, 2014, the Board of Trustees (the “Trustees”) of the Trust approved a new subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”) and Cadence Capital Management, LLC (“Cadence”) with respect to the Fund (the “New Subadvisory Agreement”). The New Subadvisory Agreement became effective on August 8, 2014, which is the date Cadence MD LLC and Continuum Capital Managers LLC each acquired a portion of the remaining equity ownership interest in CCM Holding, LLC, the parent holding company of Cadence, from Rosemont Partners, a principal owner of CCM Holding, LLC (the “Transaction”). The prior subadvisory agreement between SunAmerica and Cadence with respect to the Fund provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination in the event of its assignment and the closing of the Transaction constituted such an assignment. There is no change in the advisory fees paid by the Fund under the New Subadvisory Agreement, and the terms of the New Subadvisory Agreement are identical to those of the prior subadvisory agreement with Cadence, except for the effective date of the New Subadvisory Agreement.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Subadvisory Agreement and Cadence.

This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call Shareholder Services at (800) 858-8850. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

John T. Genoy
President
SunAmerica Specialty Series

SUNAMERICA SPECIALTY SERIES

SunAmerica Small-Cap Fund

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT

FOR THE SUNAMERICA SMALL-CAP FUND

You have received this information statement (the “Information Statement”) because you own shares in the SunAmerica Small-Cap Fund (the “Fund”), a series of SunAmerica Specialty Series (the “Trust”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the new subadvisory agreement (the “New Subadvisory Agreement”) between SunAmerica Asset Management, LLC (“SunAmerica” or the “Adviser”), the Fund’s investment adviser, and Cadence Capital Management, LLC (“Cadence”) with respect to the Fund. Pursuant to the New Subadvisory Agreement, Cadence serves as a subadviser to the Fund and is responsible for managing the Fund’s micro-cap growth strategy.

The Fund was also subadvised by Cadence prior to the effective date of the New Subadvisory Agreement. The prior subadvisory agreement (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Cadence. On August 8, 2014, Cadence MD LLC and Continuum Capital Managers LLC each acquired a portion of the remaining equity ownership interest in CCM Holding, LLC, the parent holding company of Cadence, from Rosemont Partners, a principal owner of CCM Holding, LLC (the “Transaction”). The closing of the Transaction constituted a change in control of Cadence. The Trust’s Board of Trustees (the “Board” or the “Trustees”), including all of the Trustees who are not “interested persons” of the Trust, SunAmerica or Cadence, as defined in Section 2(a)(19) of the 1940 Act (the “Disinterested Trustees”), approved the New Subadvisory Agreement between SunAmerica and Cadence with respect to the Fund at an in-person meeting held on June 3, 2014.

The New Subadvisory Agreement is the same in all material respects as the Prior Subadvisory Agreement, except for the effective date of the New Subadvisory Agreement.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish the Fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Order. This Information Statement is being provided to you to satisfy this requirement. This Information Statement is being posted at https://www.safunds.com/INFOR_SMC-10-14/ on or about October 6, 2014.

The Trust and the Adviser

The Fund is an investment series of the Trust, a Delaware statutory trust. The Trust entered into an Investment Advisory and Management Agreement with SunAmerica with respect to the Fund on February 5, 2014, which was last approved by the Board, including a majority of the Disinterested Trustees, at an in-person meeting held on September 17, 2013.

SunAmerica, organized in 1982 under the laws of Delaware, is an indirect, wholly-owned subsidiary of American International Group, Inc. SunAmerica supervises the daily business affairs of the Fund and provides various administrative services to the Fund, subject to review by the Trustees. SunAmerica has delegated portfolio management responsibilities for the micro-cap growth strategy of the Fund to Cadence. SunAmerica monitors the activities of Cadence. SunAmerica may employ new subadvisers for new or existing funds, change the terms of particular agreements with subadvisers or continue the employment of existing subadvisers after events that would otherwise cause an automatic termination of a subadvisory agreement with the approval of the Board, but without obtaining shareholder approval.

The subadvisers to the Trust’s portfolios, including Cadence, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The portfolios do not pay fees directly to a subadviser.

The New Subadvisory Agreement

The terms and conditions and the subadvisory fee rates paid to Cadence under the New Subadvisory Agreements and Prior Subadvisory Agreement are identical, except for the effective date of the agreements.

The New Subadvisory Agreement provides, among other things, that (i) Cadence shall manage the assets of the Fund, or a portion of the Fund’s assets, (ii) SunAmerica shall compensate Cadence for its services, (iii) Cadence is authorized to select the broker-dealers or the futures commission merchants to effect portfolio transactions for the Fund, and (iv) Cadence shall comply with the Fund’s objectives, investment policies and limitations and with applicable laws and regulations.

Under the New Subadvisory Agreement, Cadence is compensated by SunAmerica (and not the Fund) at the annual rate of 0.50% of the portion of the average daily net assets of the Fund that it manages.

The New Subadvisory Agreement also provides for automatic termination unless, at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Disinterested Trustees. The New Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, SunAmerica, or the holders of a majority of the outstanding shares of the Fund, on not less than 30 nor more than 60 days’ written notice to Cadence. The New Subadvisory Agreement is attached as Exhibit A.

From February 5, 2014 (the commencement of Fund operations) to August 8, 2014, SunAmerica received advisory fees from the Fund in the amount of $263,229 or 1.00% of the Fund’s average daily net assets. For the same period, SunAmerica paid subadvisory fees to Cadence in the aggregate amount of $64,896 or 0.50% of the portion of the average daily net assets of the Fund that it manages, and thus retained $198,333 of its advisory fee. If Cadence had served as subadviser for such period under the New Subadvisory Agreement, SunAmerica would have paid the same amount of subadvisory fees to Cadence.

Information about the Subadviser

Cadence Capital Management, LLC (Cadence) is a registered investment adviser located at 265 Franklin Street, 11th Floor, Boston, Massachusetts 02110. It is a wholly-owned subsidiary of CCM Holding, LLC. CCM Holding, LLC, a holding company, is located at 265 Franklin Street, 4th Floor, Boston, MA 02110. Cadence Capital Management Corporation, the predecessor investment adviser to Cadence, commenced operations in 1988. As of August 31, 2014, accounts managed by Cadence had combined assets of approximately $4.6 billion.

The names and principal occupations of Cadence’s principal executive officers are set forth below. The address of each person is 265 Franklin Street, 11th Floor, Boston, Massachusetts 02110.

Name and Address	Principal Occupation
Skillman, Michael J.	Chief Executive Officer & Managing Director
Bannick, William, B.	Chief Investment Officer, Chief Compliance Officer & Managing Director
Fitzpatrick, Robert L.	Portfolio Manager & Managing Director

No officers or Trustees of the Fund are officers, employees, directors, general partners or shareholders of Cadence.

Cadence is the investment adviser for other mutual funds, and/or institutional accounts, that have an investment objective similar to that of the Fund. The name of such fund or account, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to Cadence for its management services, are set forth below.

Fund Name	Assets as of August 31, 2014 (millions)	Fee Rate (% of average daily net assets)
AMG Managers Cadence Emerging Companies Fund	$37,127,862	1.15%

Factors Considered by the Board of Trustees

At an in-person meeting of the Board held on June 3, 2014, the Board, including the Disinterested Trustees, considered the New Subadvisory Agreement between SunAmerica and Cadence in connection with the anticipated termination of the Prior Subadvisory Agreement between SunAmerica and Cadence upon the effective date of the Transaction. In determining whether to approve the New Subadvisory Agreement, the Board, including the Disinterested Trustees, considered factors that it deemed relevant, including the following information:

Nature, Extent and Quality of Services Provided. The Board was provided with specific information from SunAmerica and Cadence regarding the Transaction and the Board reviewed the details of the Transaction with SunAmerica. In evaluating the nature, quality and extent of the services to be provided by Cadence under the New Subadvisory Agreement, the Board considered, among other things, the expected impact of the Transaction on the operations, organization and personnel of Cadence and how it would effect the Fund, the ability of Cadence to perform its duties after the Transaction and any anticipated changes to the current investment practices and related services to the Fund. The Board noted in particular that the Transaction was not anticipated to result in any changes in the investment personnel, management, day-to-day operations or investment processes of Cadence and that the current portfolio management team would continue to manage the Fund. The Board concluded that it was satisfied with the nature, extent and quality of the services provided by Cadence under the Prior Subadvisory Agreement and expected to be provided by Cadence under the New Subadvisory Agreement, and such services were reasonable and appropriate in relation to the subadvisory fee. The Board further concluded that the quality of services to be provided by Cadence to the Fund after the Transaction should continue to be high.

Investment Performance. The Board, including the Disinterested Trustees, also considered the investment performance of SunAmerica and Cadence with respect to the Fund.

With respect to the approval of the New Subadvisory Agreement, the Board, including the Disinterested Trustees, considered that performance information was limited with respect to the Fund since it had only recently commenced investment operations. The Board also considered the performance data with respect to any other mutual funds or other accounts advised or subadvised by Cadence with similar investment objectives and/or strategies, as applicable. In considering this comparative performance, however, the Board also reviewed any relevant distinctions and differences, and acknowledged that past performance is not necessarily indicative of future results.

Consideration of the Subadvisory Fees and the Cost of the Services and Profits to be Realized by Cadence and its Affiliates from the Relationship with the Fund. The Board, including the Disinterested Trustees, received and reviewed information regarding the fee to be paid by SunAmerica to Cadence pursuant to the New Subadvisory Agreement. To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Lipper, Inc. (“Lipper”). The report showed comparative fee information of the Fund’s peer group (“Peer Group”) and peer universe (“Peer Universe”), as independently determined by Lipper, that the Trustees used as a guide to help assess the reasonableness of the subadvisory fee. The Trustees noted that Peer Group and Peer Universe information as a whole was useful in assessing whether Cadence would provide services at a cost that was competitive with other similar funds. The Trustees also considered that the subadvisory fee would be paid by SunAmerica out of its management fee and not by the Fund, and that subadvisory fees may vary widely within a Peer Group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

The Board noted in particular that the fee to be paid by SunAmerica to Cadence pursuant to the New Subadvisory Agreement would remain the same as the fee payable by SunAmerica to Cadence pursuant to the Prior Subadvisory Agreement. The Board further considered the amount of subadvisory fees to be paid out by SunAmerica and the amount of the management fees which it would retain and determined that these amounts were reasonable in light of the services performed by SunAmerica and Cadence, respectively.

The Board considered fees received by Cadence with respect to other mutual funds and accounts for which it serves as adviser or subadviser that have similar investment strategies to the portion of the Fund that it manages, and reviewed any relevant distinctions or differences with respect to such other mutual funds or accounts.

The Board reviewed financial statements and/or other reports from Cadence and also reviewed the financial statements of Cadence MD LLC and Continuum Capital Managers LLC and considered whether Cadence, upon the consummation of the Transaction, would have the financial resources necessary to continue to attract and retain highly-qualified investment management personnel, continue to perform its obligations under the New Subadvisory Agreement and continue to provide the high quality of services that it has provided under the Prior Subadvisory Agreement.

The Board concluded that Cadence had the financial resources necessary to perform its obligations under the New Subadvisory Agreement and to continue to provide the Fund with the high quality services that it had provided in the past. The Board also concluded that the subadvisory fee was reasonable in light of the factors discussed above.

Economies of Scale. The Board did not review specific information regarding whether there would be economies of scale with respect to Cadence’s management of the Fund because it regards that information as less relevant at the subadviser level.

Other Factors. In consideration of the New Subadvisory Agreement, the Board also received and reviewed information regarding Cadence’s brokerage and soft dollar practices. The Board considered that Cadence was responsible for decisions to buy and sell securities for the Fund, selection of broker-dealers and negotiation of commission rates. The Board also considered the potential benefits Cadence derives from soft dollar arrangements, including arrangements under which brokers provide research and/or certain limited brokerage services to clients in return for allocating brokerage.

Conclusion. After a full and complete discussion, the Board approved the New Subadvisory Agreement for an initial term ending June 30, 2015. Based upon their evaluation of all these factors in their totality, the Board, including the Disinterested Trustees, was satisfied that the terms of the New Subadvisory Agreement were fair and reasonable and in the best interests of the Fund and the Fund’s shareholders. In arriving at a decision to approve the New Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together, and each Disinterested Trustee may have attributed different weights to different factors. The Disinterested Trustees were also assisted by the advice of independent counsel in making this determination.

Ownership of Shares

As of August 20, 2014, the Fund had 3,332,670 shares outstanding.

As of August 31, 2014, to the knowledge of the Trust, no persons beneficially owned 5% or more of the Fund Class’ shares outstanding.

The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the shares of the Fund as of August 31, 2014.

Brokerage Commissions

From February 5, 2014 (the commencement of Fund operations) to August 31, 2014, the Fund did not pay any commissions to affiliated broker-dealers.

Other Service Providers

AIG Capital Services, Inc. (“ACS”) and SunAmerica Fund Services, Inc. (“SAFS”) are affiliates of SunAmerica and provide services to the Fund. ACS, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, serves as principal underwriter of the Fund’s shares. From February 5, 2014 (the commencement of Fund operations) to August 31, 2014, the Fund paid ACS $103,644 in fees pursuant to both the Trust’s Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act and the Trust’s Administrative and Shareholder Services Agreement with ACS. SAFS, also located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, assists the Fund’s transfer agent in providing shareholder services to shareholders of the Fund. From February 5, 2014 (the commencement of Fund operations) to August 31, 2014, the Fund paid SAFS $64,912 in connection with these services pursuant to a Service Agreement between the Trust, on behalf of the Fund, and SAFS.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Fund are available without charge and may be obtained by calling (800) 858-8850 or by writing to the Trust at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Gregory N. Bressler, Esq., Secretary of SunAmerica Specialty Series, Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311.

By Order of the Board of Trustees,

John T. Genoy President SunAmerica Specialty Series

Dated: October 6, 2014

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of August 8, 2014, by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), and CADENCE CAPITAL MANAGEMENT LLC (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Specialty Series, a Delaware statutory trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of February 5, 2014 (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Trust listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of the Funds listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Funds set forth in each Fund’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action on behalf of a Fund with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in a Fund, including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

The Subadviser represents and warrants to the Adviser that it will manage the assets of each Fund, or portion of each Fund’s assets, allocated to it, as set forth in Schedule A, in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants: (1) that the Subadviser’s management of all or a portion of the assets of a Fund will be designed to achieve qualification by the Fund to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Trust, and (b) federal and state securities and commodities laws applicable to Subadviser’s Fund management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of a Fund or other series of the Trust to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of a Fund in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business; and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

2. Fund Transactions. (a) The Subadviser is responsible for: (i) decisions, and is hereby authorized, to buy or sell securities and other investments for the Fund or a portion of the Fund’s assets allotted to it, (ii) selection of broker-dealers and futures commission merchants’ and (iii) negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Fund transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Fund and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect Fund transactions in securities and other investments for a Fund. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of a Fund with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser consistent with its obligations regarding best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser’s request for direction for a number of reasons, including, but not limited to: 1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, etc; 2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; or 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rate set forth in Schedule A hereto with respect to each Fund, or portion thereof, that the Subadviser manages. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Other Services. At the request of the Trust or the Adviser, the Subadviser, in its discretion, may make available to the Trust office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.

5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6. Status of the Subadviser. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7. Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of AIG Capital Services, Inc. or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser’s and Trust’s names in its “client list” used in promotional materials with prior consent of the Adviser and/or Trust.

8. Proxy Voting. Each Fund has appointed Institutional Shareholder Services as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Trustees. With respect to certain vote items, a Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund. The Subadviser shall not have responsibilities in connection with proxy voting for a Fund unless it is affirmatively requested to make a proxy voting recommendation.

9. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Funds that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

10. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

11. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the Subadviser’s receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s providing services under this Agreement or the sale of securities of the Trust.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its Trustees and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such Trustees, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The Subadviser shall not be liable to the Adviser its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Funds with respect to the portion of the assets of a Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that, to the extent the Subadviser is responsible for managing only a portion of a Fund, the Subadviser shall manage the portion of the assets of a

Fund allocated to it as if it was a separate operating Fund and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Fund and qualifications of a Fund as a regulated investment company under the Code) only with respect to the portion of assets of a Fund allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Fund’s assets not allocated to the Subadviser.

12. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of a Fund, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by a Fund and may include such total return in the calculation of composite performance information.

13. Representations. By execution of the Agreement, Subadviser represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that it provided to the Adviser Part 2A of its registration statement on Form ADV (the “ADV”) prior to signing the Agreement.

14. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as partners, officers, agents or shareholders, or otherwise; partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

15. Term of the Agreement. This Agreement shall continue in full force and effect until June 30, 2015, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

This Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. This Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

16. Severability. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

18. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

19. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Cadence Capital Management LLC
265 Franklin St. 11th Floor Boston, Massachusetts 02110 Attention: Michael J. Skillman

Adviser:	SunAmerica Asset Management Corp. Harborside Financial Center 3200 Plaza 5 Jersey City, New Jersey 07311-4992 Attention: Legal Department

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ Peter A. Harbeck
Name: Peter A. Harbeck
Title: President and CEO

CADENCE CAPITAL MANAGEMENT LLC

By:	/s/ Michael J. Skillman
Name: Michael J. Skillman
Title: CEO

SUNAMERICA SPECIALTY SERIES

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

SunAmerica Small-Cap Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

https://www.safunds.com/INFOR_SMC-10-14/

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new subadvisory agreement is now available at the website referenced above. The Fund is a series of SunAmerica Specialty Series (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access SunAmerica’s website to review a complete copy of the Information Statement, which contains important information about the new subadvisory agreement.

As discussed in the Information Statement, on June 3, 2014, the Board of Trustees of the Trust approved a new subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”), the investment adviser and manager of the Fund, and Cadence Capital Management, LLC (“Cadence”), the subadviser of the Fund that is responsible for managing the Fund’s micro-cap growth strategy. A new subadvisory agreement with Cadence was required because of a change in the ownership and control of Cadence effective August 8, 2014, which resulted in the automatic termination of the prior subadvisory agreement with Cadence under the Investment Company Act of 1940, as amended. There is no change in the advisory fees paid by the Fund under the new subadvisory agreement, and the terms of the new subadvisory agreement are identical to those of the prior subadvisory agreement with Cadence, except for the effective date of the agreements.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about October 6, 2014, to all shareholders who were invested in the Fund as of the close of business on August 20, 2014. A copy of the Information Statement will remain on SunAmerica’s website until at least January 4, 2015, and shareholders can request a complete copy of the Information Statement until October 6, 2015.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311 or by calling (800) 858-8850. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at mutualfundinquiry@sunamerica.com. You can request a complete copy of the Information Statement until October 6, 2015. To ensure prompt delivery, you should make your request no later than October 6, 2015. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.

INFOR_SMC-10-14